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                                  EXHIBIT 10.16

                      CANADIAN RAINFOREST RESTAURANTS, INC.

                   Abstract of Canadian Niagara Sub-Franchise


PARTIES TO AGREEMENT Canadian Rainforest Restaurants, Inc. ("CRRI")
                     Rainforest Cafe, Inc.("RCI") Jungle Restaurants Niagara ("JRN")

GRANT OF FRANCHISE   RCI and CRRI grant a franchise for the development of one
                     Rainforest Cafe in Niagara Falls, Ontario

INITIAL TERM         Ten years

RENEWALS             Three terms of 5 years each

LICENCE FEE          CDN $900,000 payable on execution

OPENING FEE          CDN $100,000 payable on opening of restaurant

ROYALTIES            Seven % of Gross Sales

ADVERTISING          Three % of Gross Sales


ELEPHANT & CASTLE INTERNATIONAL, INC.                    5 GTM/LEH/JAW 042199
ALAMO GRILL  FRANCHISE AGREEMENT                                     475250.5